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Investor Relations
Cameron Associates
Kevin McGrath
212.245.4577
kevin@cameronassoc.com
or
Richard Moyer
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Richard@cameronassoc.com

PRESSTEK REPORTS FINANCIAL RESULTS FOR THE SECOND QUARTER;
REAFFIRMS EXPECTATIONS OF POSITIVE ADJUSTED EBITDA FOR 2012

•	Positive adjusted EBITDA of $0.8 Million
•	Quarterly operating expenses down 21% from prior year quarter
•	Two 75DI units installed in Q2
•	Debt net of cash at its lowest level since December, 2010

GREENWICH, CT -- August 8, 2012 -- Presstek, Inc. (NASDAQ: PRST), a leading supplier of digital offset printing solutions to the printing and communications industries, today reported financial and operating results for the second quarter ended June 30, 2012. The Company reported total revenue of $29.7 million compared to $31.4 million in the second quarter of 2011.

The Company generated positive adjusted EBITDA of $0.8 million for the quarter, an increase of $0.4 million from the prior year.  The Company had an operating loss of $0.3 million in the second quarter of 2012 versus an operating loss of $1.2 million in the 2011 second quarter, an improvement of $0.9 million. Cost reduction actions undertaken in the latter half of 2011 contributed significantly to this improvement. During the second quarter of 2012, the Company incurred a net loss of $0.8 million, or $0.02 per share, compared to a net loss of $1.7 million, or $0.05 per share, in the second quarter of 2011. (See "Information Regarding Non-GAAP Measures")

“While we continue to experience the effects of the uncertain economic climate, especially in Europe, we achieved continued improvement in EBITDA and a narrowing of our operating loss.  We are encouraged by the positive impact our cost management initiatives have had on our results thus far, and on our prospects for continued improvements going forward”, said Stanley Freimuth, Presstek’s Chairman, President and CEO

10 Glenville Street, Third Floor, Greenwich, CT 06831-3680 USA
Tel: 203.769.8056    Fax: 203.769.8099
www.presstek.com

Second Quarter 2012 Financial Results
Total revenue in the second quarter was $29.7 million, a decrease of $1.7 million from the second quarter of 2011.

●	Equipment revenue increased $0.2 million, to $6.4 million, compared with the same prior year period due primarily to an increase in the number of DI units sold, including the sale of two 75DI units.

●
Consumables revenue totaled $17.6 million compared with $19.3 million for the same prior year period resulting primarily from unfavorable economic conditions in Europe as well as the continued gradual erosion of some of our legacy plate product lines.

●	Service revenue decreased $0.2 million, to $5.7 million, compared to the prior year quarter due to lower contract revenues resulting from a decrease in active legacy equipment accounts.

Gross margin percent for the second quarter of 2012 was 28.7% compared to 31.7% in the second quarter of 2011. Lower margins were primarily the result of unfavorable consumables product mix and an increase in our per unit plate costs resulting from lower overall factory volume production.

Second quarter operating expenses, including the costs of the drupa trade show, declined $2.3 million, or 21%, to $8.8 million compared with the prior year period due primarily to lower expenses resulting from the cost reduction actions taken in the second half of 2011.

“The cost reduction actions that we undertook during the second half of 2011 have resulted in three consecutive quarters of improving operating results and adjusted EBITDA, and we continue to forecast positive adjusted EBITDA for the full year,” said Arnon Dror, Presstek’s Vice President, Chief Financial Officer and Treasurer.  “In addition, debt net of cash, which improved from $8.8 million to $7.9 million on a sequential quarter basis, closed at its lowest level since the fourth quarter of 2010 resulting from a continued emphasis on managing working capital.” (See "Information Regarding Non-GAAP Measures")

Information Regarding Non-GAAP Measures
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides non-GAAP financial measures, including operating expenses excluding special charges; adjusted EBITDA; debt net of cash; and other GAAP measures adjusted for certain charges, which the Company believes are useful to help investors better understand its past financial performance and prospects for the future.  A full reconciliation of GAAP to non-GAAP measures is provided in the supplemental financial information provided with this press release.

10 Glenville Street, Third Floor, Greenwich, CT 06831-3680 USA
Tel: 203.769.8056    Fax: 203.769.8099
www.presstek.com

Conference Call and Webcast Information
Management will discuss Presstek's first quarter 2012 results in a conference call on Wednesday, August 8, 2012 at 10:30 a.m. Eastern Time.  Conference call information is below:

CONFERENCE CALL ACCESS
Domestic Dial In: (866) 804-6929
International Dial In: (857) 350-1675
Passcode: 79247438

Investors can access the call in a “listen only” mode via the Internet at http://www.presstek.com

In addition, for those unable to participate at the time of the call, a rebroadcast will be available following the call from 12:30 PM Eastern Time on Wednesday, August 8, 2012 until 11:59 PM Eastern Time on Wednesday, August 15, 2012.

REBROADCAST ACCESS
Domestic Dial In: (888) 286-8010
International Dial In: (617) 801-6888
Passcode: 59405233

An archived webcast of this conference call also will be available on the "Investor Events Calendar" page of the company's web site.

About Presstek:
Presstek, Inc. is a leading supplier of digital offset printing solutions to the printing and communications industries.  Presstek’s DI® digital offset solutions bridge the gap between toner and conventional offset printing, enabling printers to cost effectively meet increasing customer demand for high quality, short run color printing with a fast turnaround time while providing improved profit margins. The Company’s CTP portfolio ranges from two-page to eight-page systems, many of which are fully automated.  These systems support Presstek’s line of chemistry-free plates as well as Aeon, a no preheat thermal plate which offers run lengths up to one million impressions and PhD 830, a high resolution preheat, thermal CTP plate that offers run lengths of one million and more impressions. Presstek also offers a range of workflow solutions, pressroom supplies, and reliable service. Presstek is well positioned to support print environments of any size on a worldwide basis. Visit www.presstek.com or call +1.603.595.7000 for more information.

DI is a registered trademark of Presstek, Inc.

“Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Certain statements contained in this News Release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding 2012, the prospects for the success of the Company’s recently introduced 75DI® press and the Company’s marketing plans for the press, the ability of the Company to achieve positive adjusted EBITDA and enhanced profitability in the future, and the intention of the Company to file for a transfer of its stock listing to the NASDAQ

10 Glenville Street, Third Floor, Greenwich, CT 06831-3680 USA
Tel: 203.769.8056    Fax: 203.769.8099
www.presstek.com

Capital Market.  Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, but are not limited to: the severity and length of the current economic downturn,  the impact of the economic downturn on the availability of credit for the Company’s customers, market acceptance of and demand for the Company's products, revenue and adjusted EBITDA levels resulting from the Company’s sales activities, the ability of the Company to achieve sales and performance levels sufficient to achieve positive adjusted EBITDA , the Company's dependence on its partners (both manufacturing and distribution), the Company’s ability to successfully transfer the listing of its Common Stock to the NASDAQ Capital Market, and other risks and uncertainties detailed in the Company's 2011 Annual Report on Form 10-K and the Company's other reports on file with the Securities and Exchange Commission.  The words "looking forward," "looking ahead," "believe(s)," "should," "may," "expect(s)," "anticipate(s)," "project(s)," "likely," "opportunity," expressions of optimism concerning future events or results, and similar expressions, among others, identify forward-looking statements.   Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.  The Company undertakes no obligation to update any forward-looking statements contained in this news release.

10 Glenville Street, Third Floor, Greenwich, CT 06831-3680 USA
Tel: 203.769.8056    Fax: 203.769.8099
www.presstek.com

PRESSTEK, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands)
(Unaudited)

	Three months ended				Six months ended
	June 30,	July 2,	Change		June 30,	July 2,	Change
	2012	2011	Incr/(Decr)%		2012	2011	Incr/(Decr)%

Revenue
Equipment	$6,386	$6,230	$156	2.5%	$9,886	$11,348	$(1,462)	-12.9%
Consumables	17,557	19,252	(1,695)	-8.8%	35,120	39,986	(4,866)	-12.2%
Service and parts	5,718	5,913	(195)	-3.3%	11,681	11,941	(260)	-2.2%
Total revenue	29,661	31,395	(1,734)	-5.5%	56,687	63,275	(6,588)	-10.4%

Cost of revenue
Equipment	6,081	6,269	(188)	-3.0%	10,294	11,833	(1,539)	-13.0%
Consumables	10,678	10,386	292	2.8%	21,632	21,615	17	0.1%
Service and parts	4,380	4,783	(403)	-8.4%	8,940	9,925	(985)	-9.9%
Total cost of revenue	21,139	21,438	(299)	-1.4%	40,866	43,373	(2,507)	-5.8%

Gross profit	8,522	9,957	(1,435)	-14.4%	15,821	19,902	(4,081)	-20.5%

Operating expenses
Research and development	770	1,110	(340)	-30.6%	1,744	2,185	(441)	-20.2%
Sales, marketing and customer support	4,343	5,609	(1,266)	-22.6%	8,285	10,873	(2,588)	-23.8%
General and administrative	3,380	4,135	(755)	-18.3%	6,207	8,452	(2,245)	-26.6%
Amortization of intangible assets	289	210	79	37.6%	535	411	124	30.2%
Restructuring and other charges	-	48	(48)	-100.0%	-	363	(363)	-100.0%
Total operating expenses	8,782	11,112	(2,330)	-21.0%	16,771	22,284	(5,513)	-24.7%

Operating loss	(260)	(1,155)	895	77.5%	(950)	(2,382)	1,432	60.1%
Interest and other income (expense), net	(487)	(360)	(127)	-35.3%	(984)	(675)	(309)	-45.6%

Loss from continuing operations before income taxes	(747)	(1,515)	768	50.7%	(1,934)	(3,057)	1,123	36.7%
Provision (benefit) for income taxes	8	183	(175)	99.6%	45	181	(136)	75.1%

Net loss	$(755)	$(1,698)	$943	55.5%	$(1,979)	$(3,238)	$1,259	38.9%

Loss per share (basic and diluted)	$(0.02)	$(0.05)			$(0.05)	$(0.09)

10 Glenville Street, Third Floor, Greenwich, CT 06831-3680 USA
Tel: 203.769.8056    Fax: 203.769.8099
www.presstek.com

PRESSTEK, INC. AND SUBSIDIARIES
CONSOLIDATED BALANACE SHEETS
(in thousands, except share data)
(Unaudited)

	June 30,	December 31,
	2012	2011

ASSETS
Current assets
Cash and cash equivalents	$ 2,901	$ 2,539
Cash - restricted	516	512
Accounts receivable, net	14,987	15,904
Inventories	21,178	25,038
Other current assets	1,580	1,345
Total current assets	41,162	45,338

Property, plant and equipment, net	17,363	18,543
Intangible assets, net	4,496	5,001
Other noncurrent assets	769	931

Total assets	$ 63,790	$ 69,813

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Line of credit	$ 10,813	$ 13,757
Accounts payable	7,260	6,864
Accrued expenses	4,210	5,472
Deferred revenue	3,752	4,473
Total current liabilities	26,035	30,566

Other long-term liabilities	-	31

Total liabilities	26,035	30,597

Stockholders' equity
Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued	-	-
Common stock, $0.01 par value, 75,000,000 shares authorized, 37,395,228
outstanding at June 30, 2012 and December 31, 2011, respectively	374	374
Additional paid-in capital	125,400	124,992
Accumulated other comprehensive loss	(3,275)	(3,384)
Accumulated deficit	(84,744)	(82,766)
Total stockholders' equity	37,755	39,216

Total liabilities and stockholders' equity	$ 63,790	$ 69,813

10 Glenville Street, Third Floor, Greenwich, CT 06831-3680 USA
Tel: 203.769.8056    Fax: 203.769.8099
www.presstek.com

PRESSTEK, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
$ thousands
(Unaudited)

				Incr/(Decr) from
	Q2 2011	Q1 2012	Q2 2012	Q2 2011	Q1 2012
Operating Expenses excluding Special Charges
Total Operating Expenses	11,112	7,990	8,782	(2,330)	792
less: Restructuring and Other Charges	48	0	0	(48)	0
Operating Expenses excluding Special Charges (a)	11,064	7,990	8,782	(2,282)	792

Adjusted EBITDA
Net income/(Loss)	(1,698)	(1,224)	(755)	943	469
Add back:
Interest	281	363	296	15	(67)
Tax charge (benefit)	183	37	8	(175)	(29)
Amortization	210	246	289	79	43
Depreciation	1,005	855	825	(180)	(30)
Non cash portion of equity comp	373	245	164	(209)	(81)
Restructuring and other charges	48	0	0	(48)	0
Adjusted EBITDA (a)	402	522	827	424	305

Debt net of cash
Line of credit	12,897	11,283	10,813	(2,084)	(470)
Cash (excludes restricted cash)	3,720	2,512	2,901	(819)	389
Debt net of cash (a)	9,177	8,771	7,912	(1,265)	(859)

a.   Operating expenses excluding special charges, Adjusted EBITDA [earnings before interest, taxes, depreciation, amortization and restructuring and other non-recurring charges (credits)], and Debt net of cash are not measures of performance under accounting principles generally accepted in the United States of America ("GAAP") and should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP.  Presstek's management believes that Adjusted EBITDA and Operating expenses excluding special charges provide meaningful supplemental information regarding Presstek's current financial performance and prospects for the future.  Presstek's management believes that Debt net of cash provides meaningful information on Presstek's debt relative to its cash position.

Presstek believes that both management and investors benefit from referring to these non-GAAP measures in assessing the performance of Presstek's ongoing operations and liquidity, and when planning and forecasting future periods.  These non-GAAP measures also facilitate management's internal comparisons to Presstek's historical operating results and liquidity.  Our presentations of these measures, however, may not be comparable to similarly titled measures used by other companies.  Reconciliations of these measures to GAAP are included in the tables above.

10 Glenville Street, Third Floor, Greenwich, CT 06831-3680 USA
Tel: 203.769.8056    Fax: 203.769.8099
www.presstek.com